Agreement in Principle - Shanghai Online Education Centre

Part A: Asia Broadband, Inc. (and Shanghai Broadband Network, Inc.)

Part B: Shanghai Shenxin Information Technology Institute

In order to fully utilize the resources of Shanghai broadband network and to provide online education service to Shanghai and other places in China, part A and part B have reached the following agreement in principle on March 8th, 2002:

1) Part A and B will establish Shanghai online education centre together to provide e-learning service to Shanghai and other areas. Both parts will cooperate on project to project basis at the initial stage. An independent online education college will be set up timely by both parts.

2) Responsibility and Obligation - Part A

- Selecting and providing overseas course content which meets the Chinese education market

- Localizing overseas course content and interpreting relevant documents

- Providing diploma from overseas organization (university and college)

- Providing necessary funds

- Any overseas education course and overseas education organization work

3) Responsibility and Obligation - Part B

Providing legal education training resources in China

- Using Shanghai Shenxin Information Technology Institute as the cooperation platform with the overseas course content from Part A

- Providing online education service to domestic Chinese students

- Providing current facilities, venues and broadband network connection

- Other relevant Chinese matters involved

4) Funds

- Part A will provide overseas course content and relevant funds

- Part B will provide current education resources and broadband connection to the facilities and venues.

5) Profit Proportion

- The profit proportion reciprocal principle is based on each project. In principle, part B and B's course content providing organization will possess most of the profit.

6) Anything not mentioned above will be discussed in an amicable way by both parts.

7) This agreement has two copies. Each part has one copy.
Part A:	Part B:
Asia Broadband, Inc.	Shanghai Shenxin Information
Shanghai Broadband Network, Inc.	Technology Institute

Date: March 8th, 2002